Carriage Services Announces First Quarter 2025 Results
Conference call on Thursday, May 1, 2025 at 8:00 a.m. Central Time
HOUSTON - April 30, 2025 - (GLOBE NEWSWIRE) Carriage Services, Inc. (NYSE: CSV) today announced its financial results for the first quarter ended March 31, 2025.
Company Highlights:
•GAAP net income growth of $14.0 million or 200.1% over the prior year quarter;
•GAAP diluted EPS of $1.34 and adjusted diluted EPS of $0.96, compared to $0.45 and $0.75 in the prior year quarter, a growth of 197.8% and 28.0%, respectively;
•Total funeral operating revenue increased $3.0 million or 4.6% over the prior year quarter, driven by an increase in consolidated funeral average revenue per contract of 2.3%;
•Total revenue of $107.1 million, or 3.5% growth achieved over prior year driven by an 11.8% increase in consolidated average price per preneed internment rights sold, a 7.4% increase in total consolidated preneed sales and an increase of 2.3% in consolidated funeral average revenue per contract;
•The Company divested non-core assets for proceeds from divestitures of $18.7 million; and
•Leverage ratio lowered to 4.2x from 5.0x at the same period last year, as the Company paid down $17.0 million of debt on its credit facility during the first quarter.
Carlos Quezada, Vice Chairman and CEO, stated, “We are proud of our first-quarter results, which reflect the strength of our strategy and execution discipline. Our solid financial performance, highlighted by a 4.6% increase in comparable funeral home revenue was primarily driven by a 2.4% increase in funeral home at-need volume and a 2.2% increase in average revenue per at-need contract, delivering adjusted diluted EPS of $0.96 cents, an increase of $0.21 cents or 28%, demonstrating our focus on the execution of our strategic objectives. Through continued investments in innovation, the expansion of key partnerships, and the empowerment of our people, we are building the Carriage of the future. As we become a premier experience company, we are proving that passion, operational excellence, and financial discipline turns vision into value for our shareholders,” concluded Mr. Quezada.

FINANCIAL HIGHLIGHTS

	Three months ended March 31,
(in millions, except volume, average, margins and EPS)	2025	2024

GAAP Metrics:
Total revenue	$107.1	$103.5
Operating income	$31.6	$19.5
Operating income margin	29.5%	18.8%
Net income	$20.9	$7.0
Diluted EPS	$1.34	$0.45
Cash provided by operating activities	$13.8	$19.7

Non-GAAP Metrics(1):
Adjusted consolidated EBITDA	$32.9	$33.6
Adjusted consolidated EBITDA margin	30.8%	32.5%
Adjusted diluted EPS	$0.96	$0.75
Adjusted free cash flow	$13.4	$18.5

Cemetery Operating Metrics(2):
Preneed interment rights (property) sold	3,100	3,244
Average price per preneed interment right sold	$5,490	$4,985

Funeral Operating Metrics(3):
Funeral contracts	12,055	11,773
Average revenue per funeral contract(4)	$5,731	$5,610
Burial rate	33.2%	33.3%
Cremation rate	60.5%	59.3%

(1) We present both GAAP and non-GAAP measures to provide investors with additional information and to allow for the increased comparability of our ongoing performance from period to period. The most comparable GAAP measures to the Non-GAAP measures presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

(2) Metrics calculated using cemetery operating results.
(3) Metrics calculated using funeral operating results.
(4) Excludes preneed interest earnings reflected in financial revenue.
•Total revenue for the three months ended March 31, 2025 increased $3.6 million compared to the three months ended March 31, 2024. We experienced an 11.8% increase in the consolidated average price per preneed interment right sold, which was partially offset by a 5.8% decrease in the consolidated number of preneed interment rights (property) sold. Additionally, we experienced a 2.3% increase in the consolidated average revenue per funeral contract, as well as a 0.7% increase in consolidated funeral contract volume driven by the delayed flu season.
•Net income for the three months ended March 31, 2025 increased $14.0 million compared to the three months ended March 31, 2024. We experienced a $9.3 million increase in gain on sale of divestitures and real property, a $4.2 million decrease in general, administrative and other expenses, a $1.4 million decrease in interest expense, and a $0.6 million increase in gross profit contribution from our businesses; offset by a $1.6 million increase in income tax expense.

OUTLOOK FOR 2025
The Company’s 2025 outlook incorporates previously stated organic growth initiatives around preneed sales, both in the cemetery and funeral businesses, and expected cost discipline while the Company continues to deleverage the balance sheet. Additionally, in the first half of 2025, the Company expects to divest certain non-core assets, reducing 2025 revenue and adjusted consolidated EBITDA by ~$7.9 million and ~$2.3 million, respectively – the 2025 Outlook reflects the expected impact of these divestitures.

2025 Outlook(1)
(in millions - except per share amounts)
Total revenue	$400 - $410
Adjusted consolidated EBITDA	$128 - $133
Adjusted diluted EPS	$3.10 - $3.30
Adjusted free cash flow(2)	$40 - $50
(1) Includes the expected impact of divestitures of certain non-core assets.
(2) Includes the expected impact of total capital expenditures (growth and maintenance).
CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, May 1, 2025 at 8:00 a.m. Central Time. To participate in the call, please dial 888-256-1007 (Conference ID - 2607303) or to listen live over the Internet via webcast click link. An audio archive of the call will be available on demand via the Company's website at www.carriageservices.com. For any investor relations questions, please email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
CONDENSED OPERATING AND FINANCIAL TREND REPORT
(in thousands - except per share amounts)

	Three months ended March 31,
	2025	2024
Funeral operating revenue	$69,090	$66,048
Cemetery operating revenue	27,938	26,405
Financial revenue	7,356	6,743
Ancillary revenue	1,032	1,247
Divested revenue	1,653	3,050
Total revenue	$107,069	$103,493

Funeral operating EBITDA	$29,540	$27,349
Funeral operating EBITDA margin	42.8%	41.4%

Cemetery operating EBITDA	11,365	11,535
Cemetery operating EBITDA margin	40.7%	43.7%

Financial EBITDA	6,555	6,330
Financial EBITDA margin	89.1%	93.9%

Ancillary EBITDA	188	173
Ancillary EBITDA margin	18.2%	13.9%

Divested EBITDA	579	940
Divested EBITDA margin	35.0%	30.8%
Total field EBITDA	$48,227	$46,327
Total field EBITDA margin	45.0%	44.8%

Total overhead	$15,279	$19,356
Overhead as a percentage of revenue	14.3%	18.7%

Consolidated EBITDA	$32,948	$26,971
Consolidated EBITDA margin	30.8%	26.1%

Other expenses and interest
Depreciation & amortization	$5,401	$5,460
Non-cash stock compensation	1,753	489
Interest expense	7,298	8,712
Other	(7,758)	1,588
Pretax income	$26,254	$10,722
Net tax expense	5,328	3,749
Net income	$20,926	$6,973
Special items(1)	$(8,229)	$6,795
Tax on special items	(2,436)	2,229
Adjusted net income	$15,133	$11,539
Adjusted net income margin	14.1%	11.1%

Adjusted basic earnings per share	$0.97	$0.77
Adjusted diluted earnings per share	$0.96	$0.75

GAAP basic earnings per share	$1.35	$0.46
GAAP diluted earnings per share	$1.34	$0.45

Weighted average shares o/s - basic	15,243	14,876
Weighted average shares o/s - diluted	15,389	15,309

Reconciliation of Consolidated EBITDA to Adjusted consolidated EBITDA
Consolidated EBITDA	$32,948	$26,971
Special items(1)	—	6,630
Adjusted consolidated EBITDA	$32,948	$33,601
Adjusted consolidated EBITDA margin	30.8%	32.5%

(1) A detail of our Special items presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited and in thousands)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$4,643	$1,165
Accounts receivable, net	32,590	30,193
Inventories	7,857	7,920
Prepaid and other current assets	4,719	4,123
Current assets held for sale	91	1,135
Total current assets	49,900	44,536
Preneed cemetery trust investments	103,817	98,120
Preneed funeral trust investments	108,290	106,219
Preneed cemetery receivables, net	50,034	50,958
Receivables from preneed funeral trusts, net	22,239	22,372
Property, plant and equipment, net	273,422	273,004
Cemetery property, net	109,283	109,576
Goodwill	410,703	414,859
Intangible and other non-current assets, net	40,744	40,427
Operating lease right-of-use assets	14,378	14,953
Cemetery perpetual care trust investments	88,624	85,103
Non-current assets held for sale	3,795	19,453
Total assets	$1,275,229	$1,279,580
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of debt and lease obligations	$4,192	$3,914
Accounts payable	14,107	15,427
Accrued and other liabilities	34,058	38,460
Current liabilities held for sale	154	240
Total current liabilities	52,511	58,041
Acquisition debt, net of current portion	4,856	4,895
Long-term liabilities held for sale	1,963	13,842
Credit facility	118,470	135,382
Senior notes	396,774	396,597
Obligations under finance leases, net of current portion	9,152	6,045
Obligations under operating leases, net of current portion	13,379	14,035
Deferred preneed cemetery revenue	60,214	61,767
Deferred preneed funeral revenue	39,152	39,261
Deferred tax liability	53,893	51,429
Other long-term liabilities	1,058	1,179
Deferred preneed cemetery receipts held in trust	103,817	98,120
Deferred preneed funeral receipts held in trust	108,290	106,219
Care trusts’ corpus	88,638	84,218
Total liabilities	1,052,167	1,071,030
Commitments and contingencies:
Stockholders’ equity:
Common stock	273	269
Additional paid-in capital	237,407	243,825
Retained earnings	264,135	243,209
Treasury stock	(278,753)	(278,753)
Total stockholders’ equity	223,062	208,550
Total liabilities and stockholders’ equity	$1,275,229	$1,279,580

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three months ended March 31,
	2025	2024

Revenue:
Service revenue	$53,010	$49,699
Property and merchandise revenue	45,586	45,502
Other revenue	8,473	8,292
	107,069	103,493
Field costs and expenses:
Cost of service	24,577	23,708
Cost of merchandise	32,609	31,950
Cemetery property amortization	1,828	1,756
Field depreciation expense	3,322	3,467
Regional and unallocated funeral and cemetery costs	5,235	3,842
Other expenses	1,656	1,508
	69,227	66,231
Gross profit	37,842	37,262

Corporate costs and expenses:
General, administrative and other	12,048	16,240
Net (gain) loss on divestitures, disposals and impairments charges	(5,770)	1,545
Operating income	31,564	19,477

Interest expense	7,298	8,712
Other, net	(1,988)	43
Income before income taxes	26,254	10,722
Expense for income taxes	8,191	3,519
(Benefit) expense related to discrete income tax items	(2,863)	230
Total expense for income taxes	5,328	3,749
Net income	$20,926	$6,973

Basic earnings per common share:	$1.35	$0.46
Diluted earnings per common share:	$1.34	$0.45

Dividends declared per common share:	$0.1125	$0.1125

Weighted average number of common and common equivalent shares outstanding:
Basic	15,243	14,876
Diluted	15,389	15,309

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three months ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$20,926	$6,973
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,401	5,460
Provision for credit losses	1,074	782
Stock-based compensation expense	1,753	489
Deferred income tax (benefit) expense	2,464	(2,342)
Amortization of intangibles	335	332
Amortization of debt issuance costs	127	176
Amortization and accretion of debt	138	132
Net (gain) loss on divestitures, disposals and impairment charges	(5,770)	1,545
Gain on sale of excess real property	(1,988)	—

Changes in operating assets and liabilities that provided (used) cash:
Accounts and preneed receivables	(2,585)	(1,800)
Inventories, prepaid and other current assets	(537)	814
Intangible and other non-current assets	(633)	(834)
Preneed funeral and cemetery trust investments	(8,005)	(15,255)
Accounts payable	(2,840)	862
Accrued and other liabilities	(3,544)	4,831
Deferred preneed funeral and cemetery revenue	(1,534)	2,267
Deferred preneed funeral and cemetery receipts held in trust	9,010	15,271
Net cash provided by operating activities	13,792	19,703

Cash flows from investing activities:
Proceeds from divestitures and sale of other assets	18,660	10,877
Proceeds from insurance claims	—	46
Capital expenditures	(3,163)	(3,551)
Net cash provided by investing activities	15,497	7,372

Cash flows from financing activities:
Borrowings from the credit facility	7,100	13,600
Payments against the credit facility	(24,100)	(38,600)
Payments on acquisition debt and obligations under finance leases	(148)	(152)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	688	347
Taxes paid on restricted stock and performance award vestings and exercise of stock options	(7,629)	(418)
Dividends paid on common stock	(1,722)	(1,686)
Net cash used in financing activities	(25,811)	(26,909)

Net increase in cash and cash equivalents	3,478	166
Cash and cash equivalents at beginning of period	1,165	1,523
Cash and cash equivalents at end of period	$4,643	$1,689

NON-GAAP FINANCIAL MEASURES
This earnings release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
Reconciliations of the Non-GAAP financial measures to GAAP measures are also provided in this earnings release.
The Non-GAAP financial measures used in this earnings release and the definitions of them used by the Company for our internal management purposes in this earnings release are described below.
•Special items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. The tax adjustment related to certain discrete items is not tax effected, all other special items are taxed at the operating tax rate.
•Adjusted net income is defined as net income after adjustments for special items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. Adjusted net income margin is defined as adjusted net income as a percentage of total revenue.
•Consolidated EBITDA is defined as operating income, plus depreciation and amortization expense, non-cash stock compensation and net loss on divestitures, disposals and impairment charges. Consolidated EBITDA margin is defined as consolidated EBITDA as a percentage of total revenue.
•Adjusted consolidated EBITDA is defined as consolidated EBITDA after adjustments for severance and separation costs and other special items. Adjusted consolidated EBITDA margin is defined as adjusted consolidated EBITDA as a percentage of total revenue.
•Adjusted free cash flow is defined as cash provided by operating activities, adjusted by special items as deemed necessary, less cash for capital expenditures, which include cemetery property development costs, facility repairs and improvements, equipment, furniture and vehicle purchases. Adjusted free cash flow margin is defined as adjusted free cash flow as a percentage of total revenue.
•Funeral operating EBITDA is defined as funeral gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA, ancillary EBITDA and divested EBITDA related to the funeral home segment. Funeral operating EBITDA margin is defined as funeral operating EBITDA as a percentage of funeral operating revenue.
•Cemetery operating EBITDA is defined as cemetery gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA and divested EBITDA related to the cemetery segment. Cemetery operating EBITDA margin is defined as cemetery operating EBITDA as a percentage of cemetery operating revenue.
•Preneed cemetery sales is defined as cemetery property, merchandise and services sold prior to death.
•Financial EBITDA is defined as financial revenue, less the related expenses. Financial revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations. Financial EBITDA margin is defined as financial EBITDA as a percentage of financial revenue.
•Ancillary revenue is defined as revenues from our ancillary businesses, which include a flower shop, a monument business, a pet cremation business and our online cremation businesses. Ancillary revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations.
•Ancillary EBITDA is defined as ancillary revenue, less expenses related to our ancillary businesses noted above. Ancillary EBITDA margin is defined as ancillary EBITDA as a percentage of ancillary revenue.
•Divested revenue is defined as revenues from certain funeral home and cemetery businesses that we have divested.

•Divested EBITDA is defined as divested revenue, less field level and financial expenses related to the divested businesses noted above. Divested EBITDA margin is defined as divested EBITDA as a percentage of divested revenue.
•Overhead expenses are defined as regional and unallocated funeral and cemetery costs and general, administrative and other costs, excluding home office depreciation and non-cash stock compensation.
•Adjusted basic earnings per share (EPS) is defined as GAAP basic earnings per share, adjusted for special items.
•Adjusted diluted earnings per share (EPS) is defined as GAAP diluted earnings per share, adjusted for special items.
Funeral Operating EBITDA and Cemetery Operating EBITDA
Our operations are reported in two business segments: Funeral Home operations and Cemetery operations. Our operating level results highlight trends in volumes, revenue, operating EBITDA (the individual business’ cash earning power/locally controllable business profit) and operating EBITDA margin (the individual business’ controllable profit margin).
Funeral operating EBITDA and cemetery operating EBITDA are defined above. Funeral and cemetery gross profit is defined as revenue less “field costs and expenses” — a line item encompassing these areas of costs: i) funeral and cemetery field costs, ii) field depreciation and amortization expense, and iii) regional and unallocated funeral and cemetery costs. Funeral and cemetery field costs include cost of service, funeral and cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our regional leadership, incentive compensation opportunity to our field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the field level as the composition, structure and function of these costs are determined by executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within consolidated EBITDA and adjusted consolidated EBITDA. We do not directly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in consolidated EBITDA and adjusted consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.
Usefulness and Limitations of These Measures
When used in conjunction with GAAP financial measures, our total EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.
We believe our presentation of adjusted consolidated EBITDA, a key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Our total field EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral operating EBITDA, cemetery operating EBITDA, financial EBITDA, ancillary EBITDA and divested EBITDA are not consolidated measures of profitability.
Our total field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above.

Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation to operating income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures. We strongly encourage investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.
Reconciliation of Operating income to Consolidated EBITDA and Adjusted consolidated EBITDA (in thousands) and Operating income margin to Adjusted consolidated EBITDA margin for the three months ended March 31, 2025 and 2024:

	Three months ended March 31,
	2025	2024
Operating income	$31,564	$19,477
Depreciation & amortization	5,401	5,460
Non-cash stock compensation	1,753	489
Net (gain) loss on divestitures, disposals and impairment charges	(5,770)	1,545
Consolidated EBITDA	$32,948	$26,971
Adjusted for:
Severance and separation costs(1)	$—	$5,457
Other special items(2)	—	1,173
Adjusted consolidated EBITDA	$32,948	$33,601

Total revenue	$107,069	$103,493
Operating income margin	29.5%	18.8%
Adjusted consolidated EBITDA margin	30.8%	32.5%

(1) Primarily represents the severance and performance award settlement expense recognized during the first quarter of 2024 for our former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024.

(2) Represents expenses related to the review of strategic alternatives.

Special items affecting Adjusted net income (in thousands) for the three months ended March 31, 2025 and 2024:

	Three months ended March 31,
	2025	2024
Severance and separation costs(1)	$—	$5,457
Equity award cancellation(2)	—	(1,336)
Net (gain) loss on divestitures and sale of real estate(3)	(7,925)	1,501
Impairment of goodwill, intangibles and PPE	117	—
Tax adjustment related to certain discrete items	(421)	—
Other special items(4)	—	1,173
Total	$(8,229)	$6,795

(1) Primarily represents the severance and performance award settlement expense recognized during the first quarter of 2024 for our former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024.

(2) Primarily represents the stock compensation benefit recognized during the first quarter of 2024 for equity awards cancelled for our former Executive Chairman of the Board per his Transition Agreement, which was effective February 22, 2024.

(3) Represents the net gain or loss recognized for the sale of businesses and real estate during the periods presented.
(4) Represents expenses related to the review of strategic alternatives.
Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the three months ended March 31, 2025 and 2024:

	Three months ended March 31,
	2025	2024
GAAP basic earnings per share	$1.35	$0.46
Special items	(0.38)	0.31
Adjusted basic earnings per share	$0.97	$0.77
Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three months ended March 31, 2025 and 2024:

	Three months ended March 31,
	2025	2024
GAAP diluted earnings per share	$1.34	$0.45
Special items	(0.38)	0.30
Adjusted diluted earnings per share	$0.96	$0.75
Reconciliation of Cash provided by operating activities to Adjusted free cash flow (in thousands) for the three months ended March 31, 2025 and 2024:

	Three months ended March 31,
	2025	2024
Cash provided by operating activities	$13,792	$19,703
Cash used for maintenance capital expenditures	(3,164)	(3,551)
Free cash flow	$10,628	$16,152

Plus: incremental special items:
Severance and separation costs(1)	1,474	1,211
Other special items(2)	1,250	1,173
Adjusted free cash flow	$13,352	$18,536

(1) Primarily represents the cash paid to our former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024.
(2) Represents cash paid for professional services related to the review of strategic alternatives.

2025 Outlook for the estimated year ended December 31, 2025:
Reconciliation of Operating income to Consolidated EBITDA, Adjusted consolidated EBITDA (in thousands) and Adjusted consolidated EBITDA margin for the estimated year ended December 31, 2025:

2025E
Operating income	$97,500
Depreciation & amortization	25,100
Non-cash stock compensation	8,400
Other	—
Consolidated EBITDA	$131,000
Adjusted for:
Special items	—
Adjusted consolidated EBITDA	$131,000

Total revenue	$405,000

Adjusted consolidated EBITDA margin	32.3%
Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the estimated year ended December 31, 2025:

2025E
GAAP diluted earnings per share	$3.50
Special items	(0.30)
Adjusted diluted earnings per share	$3.20
Reconciliation of Cash provided by operating activities to Adjusted free cash flow (in thousands) for the estimated year ended December 31, 2025:

2025E
Cash provided by operating activities	$61,500
Cash used for capital expenditures	(21,000)
Free cash flow	$40,500
Special items	4,500
Adjusted free cash flow	$45,000

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements made herein or elsewhere by us, or on our behalf, other than statements of historical information, should be deemed to be forward-looking statements, which include, but are not limited to, statements regarding any projections of earnings, revenue, cash flow, investment returns, capital allocation, debt levels, equity performance, death rates, market share growth, cost inflation, overhead, preneed sales or other financial items; any statements of the plans, strategies, objectives and timing of management for future operations or financing activities, including, but not limited to, capital allocation, organizational performance, execution of our strategic objectives and growth strategy, planned divestitures, technology improvements, product development, the ability to obtain credit or financing, anticipated integration, performance and other benefits of recently completed and anticipated acquisitions, and cost management and debt reductions; any statements of the plans, timing and objectives of management for acquisition and divestiture activities; any statements regarding future economic conditions and market conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. Words such as “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While we believe these assumptions concerning future events are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions, except where specifically noted. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include but are not limited to: our ability to find and retain skilled personnel; the effects of our talent recruitment efforts, incentive and compensation plans and programs, including such effects on our Standards Operating Model and the Company’s operational and financial performance; our ability to execute our strategic objectives and growth strategy, if at all; the potential adverse effects on the Company’s business, financial and equity performance if management fails to meet the expectations of its strategic objectives and growth plan; the execution of our Standards Operating and strategic acquisition framework; the effects of competition; changes in the number of deaths in our markets, which are not predictable from market to market or over the short term; changes in consumer preferences and our ability to adapt to or meet those changes; our ability to generate preneed sales, including implementing our cemetery portfolio sales strategy, product development and optimization plans; the investment performance of our funeral and cemetery trust funds; fluctuations in interest rates, including, but not limited to, the effects of increased borrowing costs under our Credit Facility and our ability to minimize such costs, if at all; the effects of inflation on our operational and financial performance, including the increased overall costs for our goods and services, the impact on customer preferences as a result of changes in discretionary income, and our ability, if at all, to mitigate such effects; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; our ability to meet the timing, objectives and expectations related to our capital allocation framework, including our forecasted rates of return, planned uses of free cash flow and future capital allocation, including debt repayment plans, internal growth projects, potential strategic acquisitions, dividend increases, or share repurchases; our ability to meet the projected financial and performance guidance to our full year outlook, if at all; the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts; the financial condition of third-party insurance companies that fund our preneed funeral contracts; increased or unanticipated costs, such as merchandise, goods, insurance or taxes, and our ability to mitigate or minimize such costs, if at all; our level of indebtedness and the cash required to service our indebtedness; changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service; effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof; the potential impact of epidemics and pandemics, including any new or emerging public health threats, on customer preferences and on our business; government, social, business and other actions that have been and will be taken in response to pandemics and epidemics, including potential responses to any new or emerging public health threats; effects and expense of litigation; consolidation in the funeral and cemetery industry; our ability to identify and consummate strategic acquisitions, if at all, and successfully integrate acquired businesses with our existing businesses, including expected performance and financial improvements related thereto; the effects of any imposition or changes in tariffs or trade agreements including, but not limited to, any increased inflationary pressures on the economy or costs for our goods, and our ability, if at all, to mitigate such effects; economic, financial and stock market fluctuations; interruptions or security lapses of our information technology, including any cybersecurity or ransomware incidents; adverse developments affecting the financial services industry; acts of war or terrorists acts and the governmental or military response to such acts; our failure to maintain effective control over financial reporting; and other factors and uncertainties inherent in the funeral and cemetery industry.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other filings with the SEC, available at www.carriageservices.com. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the applicable communication and we undertake no obligation to publicly update or revise any forward-looking statements except to the extent required by applicable law.